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                                                            Exhibit 10.



                              SETTLEMENT AGREEMENT
                   IN RE CONTRACT NO. 55000-51517-01 BETWEEN
                   THE MINNESOTA DEPARTMENT OF HUMAN SERVICES
                                      AND
                            TECHNALYSIS CORPORATION
                          FOR THE MODIFICATION OF THE
                   MINNESOTA CHILD SUPPORT ENFORCEMENT SYSTEM


As provided in Paragraphs 1 through 11, below, this Agreement (hereinafter "Agreement") between the State of Minnesota, Department of Human Services (hereinafter "the DEPARTMENT"), and Technalysis Corporation, (hereinafter "CONTRACTOR"), constitutes a complete and final settlement of all claims, demands and rights, including all derivative claims and causes of action, of both the DEPARTMENT and CONTRACTOR, with respect to any and all matters related to, or arising out of, Contract No. 55000-51517-01 and the amendments thereto (hereinafter, "the Contract").

                                    RECITALS

     WHEREAS, the DEPARTMENT and CONTRACTOR entered into that certain Contract for the Modification of the Minnesota Child Support enforcement System, effective July 14, 1993, whereby CONTRACTOR agreed to provide certain computer software planning, analysis, design, programming, testing, installation and related services for modification of the State's Child Support Enforcement System (the "Project"); and

     WHEREAS, the original contract was amended by Supplement No. 1 to Contract No. 55000-51517-01, effective July 11, 1995, and the original contract and the Supplement No. 1 thereto are referred to herein as the "Contract"; and

     WHEREAS, certain disputes regarding the Contract have arisen between CONTRACTOR and the DEPARTMENT. The DEPARTMENT has sent CONTRACTOR a notice of deficiency under the Contract, dated September 5, 1995. CONTRACTOR does not admit responsibility for any deficiencies; and

     WHEREAS, the parties, in an effort to avoid litigation of this matter, wish to enter into an agreement providing for (a) termination of any further obligations of CONTRACTOR under the Contract, (b) certain payments by the DEPARTMENT to CONTRACTOR for services performed pursuant to the Contract, (c) a mutual release of both parties, and (d) certain other matters.

     NOW THEREFORE, IT IS AGREED BY AND BETWEEN THE PARTIES HERETO:

     1. SUSPENSION OF CONTRACTOR'S OBLIGATIONS UNDER THE CONTRACT. Effective September 29, 1995, all of CONTRACTOR's obligations under the Contract, including the obligation to perform any services, are suspended pending assignment of the contract pursuant to section 7, herein. All work product relating to services performed by CONTRACTOR pursuant to the Contract, including work product of any subcontractors, shall be delivered to the DEPARTMENT and shall become the property of the DEPARTMENT promptly upon the execution of this Agreement by the parties.

     2. FUTURE SERVICES. Any services performed by CONTRACTOR for the DEPARTMENT in connection with the Project on and after September 30, 1995, shall be compensated on a time and materials basis, at CONTRACTOR's standard rates, under the DEPARTMENT's Overload Contract. CONTRACTOR employees performing such services shall be designated by the DEPARTMENT. The DEPARTMENT estimates that the amount of such services shall be approximately $150,000.

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      3.   RECOGNITION OF PRIOR PAYMENT.  CONTRACTOR and the DEPARTMENT agree that CONTRACTOR has received payment under the Contract in the amount of $972,331 for deliverables completed by CONTRACTOR and accepted by the DEPARTMENT, exclusive of invoices referenced in Section 4.

     4. PAYMENT OF PRIOR INVOICES. Any of the following invoices that have not been paid shall be paid by the DEPARTMENT to CONTRACTOR as soon as possible, but no later than within 15 business days of the date of this Agreement:
#89016363 for $23,604, #89016167 for $110,936, #89016541 for $57,202, and
#89016542 for $4,022.

     5. ADDITIONAL PAYMENT. In addition to the payments required by Section 4, the DEPARTMENT shall pay CONTRACTOR $1,400,000 as soon as possible, but no later than within 15 business days of the date of this Agreement, in full payment for all services performed by CONTRACTOR and any subcontractors under the contract that have not been previously paid or invoiced. All payments pursuant to Sections 4 and 5 shall be without restriction and not in escrow.

     6. SOFTWARE ORDER. Immediately upon execution of this Agreement Contractor shall order the S-Designer Enterprise Software, product #SE00101OV4, on behalf of the DEPARTMENT, and will arrange for delivery to the DEPARTMENT as soon as practicable. The DEPARTMENT shall, not later than 15 business days after receipt of the Software and invoice, pay CONTRACTOR $3,495 for the selling price (without markup by CONTRACTOR) and shall also pay any taxes and any handling, shipping and delivery charges.

     7. ASSIGNMENT OF THE CONTRACT. On or before November 1, 1995, CONTRACTOR agrees to execute an assignment of the Contract to a party approved in advance by the DEPARTMENT provided that CONTRACTOR shall not be required to execute the assignment unless the assignee and the DEPARTMENT both agree in the assignment that CONTRACTOR has no remaining obligations under the Contract and that the assignment shall not create any obligations or liabilities on the part of CONTRACTOR to the DEPARTMENT, the assignee, or their successors and assigns. If no assignment is made by CONTRACTOR on or before November 1, 1995, the Contract shall automatically terminate and have no further force or effect on that date.

     8. MUTUAL RELEASE. The DEPARTMENT hereby releases, discharges and agrees not to sue the CONTRACTOR, and the CONTRACTOR's shareholders, directors, officers, employees, agents and representatives, from any and all claims, demands, debts, liabilities, obligations, complaints, and causes of action relating to the Contract or the Project, known or unknown, and now existing or hereafter arising, except for any arising under this Agreement or the Overload Contract subsequent to the date hereof.

     The CONTRACTOR hereby releases, discharges and agrees not to sue the DEPARTMENT, the DEPARTMENT's officers, employees, agents and representatives, from any and all claims, demands, debts, liabilities, obligations, complaints, and causes of action relating to the Contract or the Project, known or unknown, and now existing or hereafter arising, except for any arising under this Agreement or the Overload Contract subsequent to the date hereof.

     9. NON DISPARAGEMENT. Each party agrees not to disparage the other party, or the other party's officers, employees, agents or representatives, regarding any matter relating to the contract or the Project. Each party shall instruct its officers, employees, agents and representatives associated with the Contract or the Project to comply with the provisions of this section. CONTRACTOR agrees that the DEPARTMENT is exempted from this provision with respect to communications with other State of Minnesota entities including state agencies, the legislative auditor's office and the state legislature and with respect to communications with any federal agencies including any communications that occur at meetings open to the public. CONTRACTOR further agrees that all information relevant to this contract on file with the Department, and communications with the above-referenced public entities is public information and that the Department may release such information as required by law, without violating this section.

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    10.    MISCELLANEOUS.  This Agreement shall be interpreted in accordance with Minnesota law. This Agreement constitutes the entire agreement between the parties on the subject matter hereof, superseding any prior oral or written agreements, including the Standstill Agreement dated September 18, 1995. This Agreement may only be amended in a writing signed by both parties. This Agreement is binding upon, and shall inure to the benefit of, each of the parties and their respective successors and assigns.

    11. EFFECTIVE DATE. This Agreement shall be effective after the final approval required by Minn. Stat. Section 16B.06, subd. 2 has been obtained.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, intending to be bound thereby.

TECHNALYSIS CORPORATION                    APPROVED AS TO FORM AND EXECUTION BY
                                           THE OFFICE OF THE ATTORNEY GENERAL

By: /s/ Milan L. Elton                     By: /s/ Scott Wilensky

Title:  Vice President                     Title:  Asst. Attorney General

Date:   10/6/95                            Date:   10-9-95


STATE OF MINNESOTA                         COMMISSIONER OF ADMINISTRATION
DEPARTMENT OF HUMAN SERVICES

By:  /s/ John Petraborg                    By: /s/ Gerald Joyce

Title:  Deputy Commissioner                Title: Contract Administrator

Date:   10/6/95                            Date:   10/9/95


                                           COMMISSIONER  OF FINANCE

                                           By: /s/ Mary Burian

                                           Title:

                                           Date:   10/9/95